UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): March 24, 2009

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	December ‘08	January ‘09	February ‘09
Process Management	-10 to -5	-15 to -10	-20 to -15
Industrial Automation	-25 to -20	-30 to -25	-35 to -30
Network Power	-15	-25 to -20	-20 to -15
Climate Technologies	-20 to -15	-25 to -20	-30 to -25
Appliance and Tools	-25	-30 to -25	-25
Total Emerson	-20 to -15	-25 to -20	-25 to -20

February 2009 Order Comments:

Emerson’s trailing three-month order rate for the period ending February 2009 remained in the range of negative 20 to 25 percent. Currency exchange rates had a negative impact of approximately 4 percentage points on order growth. Excluding currency, January and February (and March expected) order rates have declined at similar levels, and we have not seen any improvement in our end-markets. As previously communicated, there has been a significant step-down in our residential, nonresidential, and capital related businesses as consumer, financial, political, and business confidence levels continued to decline to very low levels. Our global customers and their end-markets continue to reduce their levels of inventories and business spending levels in anticipation of many quarters of tough economics and weaker demand. While forecasting visibility remains limited, the Company continues to focus on cash generation and executing its restructuring programs. On Tuesday, April 7, 2009, Emerson senior management will hold an investor update conference call to discuss the current business outlook given recent end-market and order trend information.

The trailing three-month order trend for Process Management was down 15 to 20 percent with currency exchange rates negatively impacting order growth by approximately 6 percentage points.  While overall order rates have declined due to lower capital project spending, order rates varied by industry. The power market remained strong, while the chemical and refining markets slowed.

Industrial Automation order rates have weakened broadly across the businesses within this segment due to the slowdown in capital spending programs. Currency exchange rates had a negative impact of approximately 5 percentage points on the order growth.

Weakness throughout telecommunication and data-center computing end markets resulted in order declines for Network Power. The China power systems business continued to show strength driven by investments in telecommunication, computing and wind-power markets in China.

Climate Technologies order trends remained weak across served markets. Normal preseason U.S. air-conditioning and refrigeration aftermarket order patterns have also been weak.

Orders for Appliance and Tools were negatively impacted across the business segment by weakness in U.S. consumer, residential and nonresidential markets.

Upcoming Investor Events:

On Tuesday, April 7, 2009, Emerson senior management will hold an investor update conference call to discuss the current business outlook. The call will begin at 1:00 p.m. Eastern Daylight Time (12:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next month at the same location on the website.

On Tuesday, May 5, 2009, Emerson will issue the Company’s second quarter 2009 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day. The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: March 24, 2009	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary